APPLICATION SYSTEM PURCHASE AGREEMENT

     This Application System Purchase Agreement (“Agreement”), is entered into this _28___day of __September
_______
, 2009, by and between SCBluwood, Inc., a California corporation, with its principal place of business located at 2604-B El Camino Real, Carlsbad, CA 92008 (SELLER), and EcoBlu Products, Inc., a Nevada Corporation, whose principal address is 909 West Vista Way, Vista, CA 92083 (BUYER) with respect to the following facts.

     WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer that certain application equipment system consisting of the equipment and components described in the Application System Description attached hereto as Exhibit A (the “Application System” or sometimes the “System”) plus installation and training services to be provided by Seller; and

WHEREAS, the Application System has been designed by SCBluwood and approved by BluwoodUSA Solutions, Inc., (“BluwoodUSA”) for use in connection with BluwoodUSA’s Licensed Technology for the factory application of BluwoodUSA’s Licensed Products to Covered Structure Wood Components and Derivative Products (as such terms are defined in that certain Sublicense, Purchase, Distribution & Services Agreement entered into by Buyer referred to as the “Sublicense Agreement”).

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Application System Purchase and Sale Agreement. Seller agrees to sell and Buyer agrees to purchase the Application System described in Exhibit A, attached hereto and the Installation and Training Services described below for the prices and subject to the terms and conditions set forth in this Agreement.

2.	Installation and Training Services.

2.1	Installation Services. Following delivery of the Application System to Buyer’s Installation Site,

Seller will perform all system set up, configuration, and certification testing services reasonably necessary for Buyer to place the Application System in service for its intended purpose. Seller shall provide all necessary tools, equipment, labor and supervision to complete the proper installation, configuration and certification testing of the Application System in a commercially timely manner. The date Seller completes the installation and certifies the Application System for use by Buyer shall be referred to as the “Certification Date”.

2.2 Buyer’s Installation Obligations. Buyer agrees that prior to the delivery of the Application System at Buyer’s Installation Site, Buyer will perform or cause to be performed all actions necessary to prepare the Installation Site for installation of the System in accordance with Seller’s written Application System Installation Requirements (“Installation Requirements”) to be provided to Buyer upon acceptance of Buyers’ order hereunder. The Installation Requirements relate to matters such as minimum available floor space under roof, adjacent materials handling floor space, electrical power, wiring and outlet location requirements, water source availability and location, ventilation, etc. Buyer will confirm the completion of all Site preparations to Seller prior to Seller’s scheduled arrival to perform Installation Services hereunder. In the event of Buyer’s failure to fully perform such preparations, Buyer shall be responsible to reimburse Seller for all additional costs and expenses reasonably incurred buy Seller resulting from delays or necessary remedial work performed by Seller as a result of such failure, including but not limited to the cost of any additional labor, supplies, and personnel travel related expenses.

2.3 Training Services. Commencing on the Certification Date or such other date as may be mutually agreed, Seller will provide 8 hours of training and instruction to Seller’s designated employees at the Installation Site regarding the use of the Application System and BluwoodUSA Licensed Technology for the application of BluwoodUSA Licensed Products to Covered Structure Wood Components and Derivative Products (as such terms are defined in the Sublicense Agreement). The topics to be covered in the training will include, but are not limited to: (i) the proper handling, mixing, and pre-treatment preparation of Licensed Products; (ii) Application System setup, configuration, coating processes, procedures and techniques, and periodic System maintenance; (iii) materials handling safety and disposal; and (iv) BluwoodUSA Quality Standards procedures and compliance requirements (hereinafter referred to as the “Training Services).

3.	Application System Purchase Price and Installation and Training Fees.

3.1	Application System Purchase Price. The purchase price to be paid by Buyer to Seller for the

Application System shall be $ “See Breakdown Exhibit A”. The price includes suitable packaging but does not include freight and applicable sales, use or excise taxes all of which Buyer shall be responsible to pay.

     3.1.1 Payment Terms: Buyer shall pay to Seller the purchase price, plus freight and applicable taxes as follows: (a) a deposit of 30% of the purchase price to be paid upon execution of this Agreement; (b) 50% of the purchase price will be due upon notice by Seller that the System is ready for shipment and must be received by Seller prior to shipment; and (c) the balance of 20% of the purchase price will be due within ten (10) days following the Certification Date as described above.

     3.1.2 Shipping, Title and Risk of Loss. The Application System shall be shipped by Seller by ground, FOB Buyer’s Installation Site. Title to and risk of loss for the System shall pass to Buyer upon arrival of same at Buyer’s designated Installation Site provided, however, that Buyer shall grant to Seller a present and continuing security interest in the Application System until Seller has been paid in full pursuant to the terms hereof. Buyer shall promptly execute and deliver such documentation as may be requested by Seller to perfect Seller's security interest under the Uniform Commercial Code or any other relevant statute, law, or regulation. Buyer will not cause or permit any other security interest, lien, encumbrance or claim to attach to the system which shall have priority over or be ahead of Seller's security interest, as described herein, and Buyer authorizes Seller to make any public filings necessary to perfect or maintain its security interest under the Uniform Commercial Code, or any other relevant statue, law, or regulation. Until Seller has received full payment of the purchase price, Seller shall have all rights and remedies of a Seller and secured party as established or permitted upon agreement by the Uniform Commercial Code, in addition to all other rights as established herein, which rights and remedies, to the extent permitted by law, shall be cumulative.

3.2 Installation Fee and Payment Terms. In exchange for the Installation Services described above, Buyer will pay Seller an Installation Fee in the amount of $2,000.00, plus sales or use taxes, if applicable. The Installation Fee shall be inclusive of all other costs and, except in the event of Buyer’s failure to properly prepare the Installation Site as described above, the Installation Fee shall be the sole charge to Buyer and shall include all travel, labor and materials costs incurred by Seller. The Installation Fee shall be payable in full in advance and must be received by Seller prior to the performance of Seller’s Installation Services.

3.3 Training Fee and Payment Terms. In exchange for the Training Services described above, Buyer will pay Seller a Training Fee in the amount of $500.00, plus sales or use taxes, if applicable. The Training Fee shall be inclusive of all other costs and shall cover and include all travel, labor and materials costs incurred by Seller. The Training Fee shall be payable in full in advance and must be received by Seller prior to the performance of Seller’s Training Services.

Additional Training Services may be obtained by Buyer at its request, subject to Seller’s applicable fee and cost reimbursement rates, charges, and payment terms as established by Seller from time to time for that purpose.

4.	Limited Product Warranty and Limitations of Liability.

4.1	Limited Product Warranty. Seller warrants to Buyer that during the Warranty Period defined herein, the Application System purchased by Buyer pursuant to this Agreement: (a) will be free from defects in design, materials or workmanship; and (b) when used in strict compliance with Seller’s product specifications and instructions (hereinafter “Normal Use”) will enable Buyer to apply Licensed Products to Covered Structure Wood Components and Derivative Products in conformity with BluwoodUSA’s Quality Standards (as such terms are defined in the Sublicense Agreement). The “Warranty Period” shall commence on the Certification Date and expire on the date one (1) year thereafter. Buyer is responsible for all shipping costs incurred with replacement parts. If buyer requests on site assistance for remediation of problems the Buyer will be responsible for all travel costs associated with the remediation of the Application System. If the Application System, or any component thereof, fails to perform in Normal Use during the Warranty Period, within a reasonable time following written notice, Seller, shall investigate the matter and, at its sole discretion, correct any failure or defect by either modifying the Application System, repairing any malfunctioning components, or replacing malfunctioning components with new or reconditioned replacement parts of substantially equivalent functionality and expected service life. All such actions by Seller will be performed at Seller’s expense and in a manner solely determined by Seller. IF SELLER IS UNABLE TO MODIFY OR REPAIR AN APPLICATION SYSTEM TO CONFORM TO THIS WARRANTY AFTER A REASONABLE NUMBER OF ATTEMPTS, SELLER WILL PROVIDE, AT ITS OPTION, ONE OF THE FOLLOWING: A REPLACEMENT APPLICATION SYSTEM OR A FULL REFUND OF THE PURCHASE PRICE, LESS THE VALUE OF THE USE OF THE SYSTEM PRIOR TO THE UNCURED FAILURE. THESE REMEDIES ARE BUYER’S ONLY REMEDIES FOR BREACH OF THIS LIMITED PRODUCT WARRANTY.

4.2 Warranty Exclusions. Seller’s Limited Product Warranty does not apply to Application Systems that require service or replacement due to any of the following causes: user error, failure to properly perform required periodic maintenance, misapplication, misuse, casualty loss, abuse, vandalism, alteration, unauthorized attachment or modification, unauthorized repair, or other similar causes (“Uncovered Causes”). If Seller is called upon by Buyer to investigate a warranty claim hereunder at Buyer’s Installation Site and Seller reasonably determines that the claimed malfunction, defect or failure is due to an Uncovered Cause, Buyer agrees to pay and reimburse Seller for its services and all costs incurred in accordance with Seller’s then current published service rates and charges including labor, travel, component costs, third-party services, and shipping. Payment of such fees and charges shall be due thirty (30) days following the date of Seller’s invoice to Buyer.

4.3 DISCLAIMER OF OTHER WARRANTIES. THE LIMITED PRODUCT WARRANTY STATED ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SELLER SPECIFICALLY DISCLAIMS ALL SUCH OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR DAMAGES ARISING FROM DEATH OR BODILY INJURY TO THE EXTENT CAUSED DIRECTLY BY THE ACTS OR OMISSIONS OF SELLER, SELLER SHALL NOT BE LIABLE TO BUYER OR ITS AFFILIATES FOR ANY DAMAGES IN CONNECTION WITH THE SALE OF THE APPLICATION SYSTEM OR THE PERFORMANCE OF OTHER SERVICES HEREUNDER, WHETHER ARISING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, IN EXCESS OF THE PURCHASE PRICE FOR THE APPLCIATION SYSTEM AND THE FEES PAID FOR SUCH SERVICES.

4.4 LIMITATION OF LIABILITY. SELLER SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT, THE BREACH THEREOF, THE USE OR INABILITY TO USE THE APPLICATION SYSTEM, THE RESULTS GENERATED FROM THE USE OF THE APPLICATION SYSTEMS, THE QUALITY OF THE APPLICATION SYSTEMS, ANY DEFECT IN THE APPLICATION SYSETM, FAILURE OF THE SYSTEM TO PERFORM AS REPRESENTED OR EXPECTED, SELLER’S SERVICES, ANY LOST TRANSACTIONS RESULTING FROM BUYER’S INABILITY TO USE THE APPLICATION SYSTEM, LOSS OF GOODWILL OR PROFITS, OR LOST BUSINESS OPPORTUNITIES, HOWEVER CHARACTERIZED.

5. Intellectual Property Indemnification. Seller shall indemnify, defend, and hold harmless Buyer, its directors, officers, employees, representatives, contractors and agents from and against any action, suit, proceeding, demand, claim, fine, liability, loss, damages, or expenses (including settlements, costs, attorneys’ fees, and expenses) to the extent arising out of or relating to any claim that the Application System, or any component thereof, infringes on any patent or copyright, trademark, trade secret, or other intellectual property right of a third party, provided Seller is notified promptly in writing and is given complete authority required for the defense of the proceeding. Buyer agrees to cooperate in any way reasonably requested by Seller in the defense of these actions, at Seller’s sole cost and expense. In the event that Seller determines, in its sole discretion, that the use of the Application System, or any component thereof, may infringe any rights of a third party, Seller may, at its option, secure from that party a license authorizing its use, substitute a non-infringing product with substantially similar functionality, or refund the full purchase price of the Application System to Buyer.

6. Confidentiality and Non-Disclosure Covenants. Buyer and Seller both acknowledge and reaffirm that the information communicated to Buyer by Seller in the performance of the Training Services hereunder shall be considered to be “Confidential Information” and, as such, protected from disclosure by Buyer under the confidentiality and non-disclosure provisions of the Sublicense Agreement and Seller’s form Confidentiality and Non-Disclosure Agreement executed and delivered by Buyer.

7.	General Terms.

7.1	Interest. All sums hereunder not paid when due shall accrue interest from the due date until paid at the highest legal rate permitted by applicable law.

7.2 Amendment. This Agreement may only be modified or amended by written agreement signed by authorized officers or authorized representatives of Buyer and Seller.

7.3 Notices. Notices given under this Agreement shall be in writing and effected solely by commercial overnight courier with written confirmation of receipt obtained in all cases. Notices shall be sent to the parties at their respective addresses set forth on the first page of this Agreement. A party may change its address for receiving notices hereunder by giving each other party written notice of such change in conformity with this section. Notices shall be deemed given on the date of confirmed receipt provided by the overnight courier.

7.4 Governing Law and Venue. This Agreement shall be governed by the laws of the State of California. Any action or proceeding brought to enforce or interpret this Agreement shall be conducted in San Diego, County California.

7.5 Attorney’s Fees and Costs. The prevailing party in any action to enforce or interpret this Agreement shall be entitled to recovery its reasonable attorney’s fees and costs.

7.6 Entire Agreement. This Agreement is intended to represent the entire agreement between Buyer and Seller. Any oral agreements, understandings, or representations entered into or made prior to the execution of this Agreement are considered merged into and made a part hereof.

THIS AGREEMENT, is executed by the respective parties on the dates shown below but shall be deemed to be effective as of the Effective Date stated on the first page.

“Buyer”
EcoBlu Products, Inc., a Nevada Corporation
By: _______ /s/Steve Conboy _____________________	Date: ____9/28/09 ______________
Steve Conboy
Title: President/CEO
“Seller”
SCBluwood, Inc., a California Corporationn

By: ________ /s/Mark Vuozzo _____________________	Date: _____ 9/28/2009 ___________
Mark Vuozzo
Title: COO

EXHIBIT A

APPLICATION SYSTEM DESCRIPTION

Blucoator System S/N: TBD

Included as follows: - Cost 100,000.00

Application System complete chassis In/Out feed roller decks Custom control cabinet (wall mounting) System supply Tote 275 gal System triple filter box

All necessary wiring and hoses to complete installation Input brush assembly Input guide assembly

Mixing Station to include: Stand Pump Hoses and connection bibs 1- Spare system tote 275 gallon.
Optional:

Jet Air knife system and Hood Assembly – Cost $ 9,500.00 Custom input/output Southworth lifts (2) – Cost $ 9,000.00